                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      FARMERS & MERCHANTS BANCORP, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                      FARMERS & MERCHANTS BANCORP, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held April 4, 1998




        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc., an Ohio corporation ("Corporation") will be held at Founders Hall, located at Sauder Farm and Craft Village, State Route 2, Archbold, Ohio 43502 on April 4, 1998 at 1:00 P.M., EST, for the following purposes:

                1.   To elect fifteen directors of the Corporation;
                2. To ratify the appointment of Krouse, Kern & Co., Inc. as independent auditors of the Corporation and its subsidiary for the calendar year ending December 31, 1998;
                3. To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on December 31, 1997, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting.



                                             By Order of the Board of Directors

                                                   /s/ Carol J. England
                                             ----------------------------------
                                                       Carol J. England
                                                           Secretary

Archbold, Ohio
March 6, 1998

        YOU ARE URGED TO SPECIFY YOUR CHOICES, DATE, AND SIGN THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                 PROXY STATEMENT

                                       for

                         ANNUAL MEETING OF SHAREHOLDERS

                                  April 4, 1998


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers & Merchants Bancorp, Inc., an Ohio corporation ("Corporation") to be used at the Annual Meeting of Shareholders of the Corporation, to be held at the Founders Hall, located at Sauder Farm and Craft Village, State Route 2, Archbold, Ohio 43502 on April 4, 1998 at 1:00 P.M., EST, and at any adjournments thereof, pursuant to the accompanying Notice of Meeting.

         You are requested to complete, date and sign the accompanying proxy and return it promptly to the Corporation in the enclosed envelope. The proxy may be revoked at any time before it is voted by written notice to the Corporation prior to the start of the meeting, and any shareholder attending the meeting may vote in person whether or not he has previously submitted a proxy. Where no instructions are indicated, proxies will be voted FOR the election of the fifteen nominees for directors, and FOR the ratification of the appointment of Krouse, Kern & Co., Inc. as the independent public accountants for the calendar year 1998.

         The Board of Directors has fixed the close of business on December 31, 1997 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. The transfer books of the Corporation will not be closed.

         On the record date, there were outstanding 1,300,000 shares of the Corporation's common stock, without par value ("Common Stock"), the holders of which are entitled to one vote per share.

         Other rights of a shareholder are:

         A shareholder may

                        - Abstain from voting on directors as a whole
                        - Abstain from voting on other proxy matters
                        - Abstain from voting for one or more nominees
                        - Approve each proxy matter
                        - Disapprove each proxy matter
                        - Vote for or against each nominee without having
                            its proxy ignored

        The laws of Ohio under which the Corporation is incorporated provide that, if notice in writing is given by any Shareholder to the President, Vice President or the Secretary of the Corporation not less than 48 hours before the time fixed for holding a meeting of Shareholders for the purpose of electing Directors, that he desires that the voting at that election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the Shareholder giving such notice, each Shareholder shall have the right to cumulate such voting powers as he possesses in voting for Directors.

        This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy are being mailed to the Corporation's shareholders on or about March 9, 1998.


                              ELECTION OF DIRECTORS

        The Code of Regulations of Farmers & Merchants Bancorp, Inc. provides that the number of Directors to be elected at the Shareholder Meeting will be determined by the vote of the Shareholders, but shall not be less than nine or greater than twenty. Currently, the number of Directors is set at fifteen.

        Fifteen Directors of the Corporation are to be elected at the meeting. Each such Director will be elected to serve in accordance with the By Laws of the Corporation until the next annual meeting of shareholders and until his successor is elected and qualified. The favorable vote of holders of a majority of the shares of Common Stock represented at the meeting, in person or by proxy, is required to elect any nominee for director.

        It is the intention of the individual named in the enclosed form for proxy to vote such proxy for the election of directors of persons hereinafter named. Management has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as management may recommend.

        Set forth below is information concerning the nominees for the election to the Board of Directors.

                                                                                              Year First
                                                      Principal Occupation or                 Became
      Name                      Age              Employment for Past Five Years               Director
      ----                      ---              ------------------------------               ----------
Charles Lugbill                 70               Chairman of the Board of Farmers                   1968
                                                    and Merchants Bancorp, Inc. and,
                                                    The Farmers & Merchants State
                                                    Bank

Eugene Bernath                  64               Farmer                                             1978

Jerry L. Boyers                 64               President, Edifice Construction                    1976
                                                    Management

Joe E. Crossgrove               61               President, Chief Executive Officer                 1992
                                                    The Farmers & Merchants State
                                                    Bank

Robert G. Frey                  57               President, E. H. Frey & Sons, Inc.                 1987

Lee E. Graffice                 66               President, Graffice Motor Sales                    1983

Jack C. Johnson                 45               President, Hawk's Clothing, Inc.                   1991
                                                    Partner, REJO Partnership

Dean E. Miller                  53               President, MBC Holdings, Inc.                      1986

Dale L. Nafziger                67               Retired                                            1969

Harold H. Plassman              68               Attorney, Plassman, Rupp, Hensel                   1985
                                                    & Short

James L. Provost                69               Retired, Dyer & McDermott, Inc.                    1995

James C. Saneholtz              51               President, Saneholtz-McKarns, Inc.                 1995

Maynard Sauder                  65               President, Sauder Woodworking Co.                  1980

Merle J. Short                  57               Farmer, President of Promow, Inc.                  1987

Steven J. Wyse                  53               President, Granite Industries, Inc.                1991

        Harold H. Plassman is an attorney with membership in the law firm of Plassman, Rupp, Hensal & Short of Archbold, Ohio. The law firm has been retained by the Corporation, and its subsidiaries, during the past twelve years and is to be retained currently.

        MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE CORPORATION.

                            OWNERSHIP OF COMMON STOCK

        The following table sets forth the number of shares of Common Stock beneficially owned at December 31, 1997 by (a) each person who is known by the Corporation to beneficially own more than five percent of the Common Stock, (b) each director and nominee, and (c) all directors and officers as a group.

Name and Address of                                     Amounts of Shares of Common
 Beneficial Owner                                         Stock Beneficially Owned                Percent of Total
-------------------                                     ---------------------------               ----------------
Beneficial owners of more than 5%:

    None

Beneficial ownership of nominees for director:

    Eugene Bernath                                              3,510                                 .27%
    Jerry Boyers                                                2,880                                 .22%
    Joe E. Crossgrove                                           2,600                                 .20%
    Robert Frey                                                 3,480                                 .27%
    Lee Graffice                                                6,110                                 .47%
    Jack C. Johnson                                             1,075                                 .08%
    Charles Lugbill                                             6,000                                 .46%
    Dean Miller                                                 7,475                                 .58%
    Dale L. Nafziger                                           10,550                                 .81%
    Harold H. Plassman                                         14,656                                1.13%
    James Provost                                               2,160                                 .17%
    James Saneholtz                                               325                                 .03%
    Maynard Sauder                                             17,870                                1.37%
    Merle J. Short                                              3,990                                 .31%
    Steven J. Wyse                                             11,900                                 .92%

        The Directors as a group hold and beneficially own 94,581 shares or 7.28% of the total outstanding shares of the Corporation as of December 31, 1997. Directors and principal officers as a group hold and beneficially own 119,578 shares or 9.20% of the total shares outstanding.

        In the determination of beneficial ownership, management has limited the inclusion of shares to members of shareholders' immediate household.

        No family relationships exists between any directors or principal officers and there are no arrangements or understandings between any Director and principal officer and any other person.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The directors of Farmers & Merchants Bancorp, Inc. are also the directors of The Farmers & Merchants State Bank and Farmers & Merchants Life Insurance Co.

        The Board of Directors met twenty-six times during the 1997 calendar year. All current directors of the Corporation attended at least seventy-five percent of the meetings of the Board. Average attendance at Board meetings held during the year was ninety percent.

        The Board of Directors of the Bank subsidiary, The Farmers &Merchants State Bank has an Audit Committee composed of Charles Lugbill, Director and Chairman of the Board, Eugene Bernath, Director and Vice President, Maynard Sauder, Director and Vice Chairman, James Provost, Director, and Kent Roth, Internal Auditor. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent public accountants and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent public accountants. The audit committee met three times during the 1997 year.

        The Board of Directors of Farmers & Merchants Bancorp, Inc. does not have a standing nominating or compensation committee or committees performing similar functions. The Board of Directors of the Bank's subsidiary, however, does have an Executive Salary Committee which is responsible for establishing salary levels for its executive officers. This committee is composed of Maynard Sauder, Eugene Bernath, Charles Lugbill, Jack Johnson and Joe Crossgrove. Joe Crossgrove does not participate in the establishment of his salary.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The executive officers of the Company receive no compensation from the Company for services rendered as executive officers of the Company. Instead, they are paid by the Company's bank subsidiary, The Farmers & Merchants State Bank, for services rendered in their capacity as executive officers of the Company and its subsidiaries. The Company and its other non-bank subsidiaries reimburse the Bank subsidiary for their share of applicable payroll costs. Decisions on compensation are made by the Executive Salary Committee of The Farmers & Merchants State Bank.

        In determining the compensation of the executive officers of the Company's subsidiaries, the subsidiaries have sought to create a compensation program that relates compensation to financial performance, recognizes individual contributions and achievements, and attracts and retains outstanding executive officers.

        Each year, the Executive Salary Committee of The Farmers & Merchants State Bank sets a salary for its executive officers by reviewing the performance of each officer, as well as, by making compensation comparisons with banks of similar size in order to determine whether such salary levels are adequate to attract and retain qualified executive officers. Officers, who are also members of the Board of Directors, do not participate in the voting as it pertains to compensation matters.

        There are two components of the compensation program for all executive officers of the Company's subsidiary, The Farmers & Merchants State Bank, a base salary component and a bonus component, which is applicable to all employees, set by the Board of Directors in December of each year, and paid in that year.

        The following table shows, for fiscal years ended December 31, 1997, 1996 and 1995, the cash compensation paid by the Company and its subsidiaries, as well as, certain other compensation paid or accrued for those years, to Joe
E. Crossgrove, the Executive Vice President and Treasurer of Farmers & Merchants Bancorp, Inc., President and Chief Executive Officer of The Farmers & Merchants State Bank, and Vice President of Farmers & Merchants Life Insurance Company. The holding company has no employees; all compensation was paid by the bank subsidiary. None of the other executive officers of the Company were paid salary and bonus for the 1997 fiscal year in an amount which exceeded $100,000.

      Name and                                                      Base                         Other Annual
   Principal Position                          Year                Salary          Bonus         Compensation
   ------------------                          ----                ------          -----         ------------
 Joe E. Crossgrove                             1997               $  103,267       $19,410           $13,774
    Executive Vice                             1996                  101,485        14,986            11,326
    President & Cashier                        1995                   99,300        15,102            10,618


        Salary includes directors' fees of $8,400 for 1997, 1996 and 1995.

        Other compensation is the annual cost attributable to contributions to the defined benefit pension plan and the 401(k) profit sharing plan.

        Directors of The Farmers & Merchants State Bank are compensated at a rate of $300 each for each meeting attended, plus a bonus of $600. Directors receive no compensation for services performed while serving on special committees.

        No incidental benefits accrue to officers which, in the opinion of management, are not job related, normal and appropriate in connection with the conduct of the bank subsidiary's business affairs.

        There are no long-term incentive programs or stock option programs in effect.

                             RETIREMENT INCOME PLAN

        The Farmers & Merchants State Bank maintained a trusteed retirement income plan covering all employees who had attained the age of 21 and completed six months of service on a full-time basis. The plan was a defined benefit plan. The non-retired group had an average age of 36 years and an average age at hire of 30 years, and an assumed retirement age of 65 as of August 1, 1995.

        The plan called for benefits to be paid to eligible employees at normal retirement age at a monthly benefit equal to 60% of average monthly compensation less 50% of monthly Primary Social Security Amount, reduced prorata for service less than 30 years. In no event would the monthly benefit be less than the benefit accrued as of July 31, 1983. Benefits were also available for early retirement at age 60 with 15 years of service: 1) payable at age 65 equal to the accrued normal retirement pension using years of service and average monthly compensation at the time of early retirement and assuming the employee received no further compensation after retirement to calculate the Primary Social Security Amount; or 2) an immediate pension equal to the one above but reduced 5/9% for each month prior to age 65 that the pension commences. The plan also had provisions for termination benefits and pre-retirement death benefits.

        The normal form of benefit payment was a 50% Joint and Survivor form if married and a life with a minimum of 120 monthly payments guaranteed annuity form otherwise.

        Plan assets consisted solely of U.S. Government securities.

        During 1996 the Bank terminated the defined benefit pension plan and replaced it with a 401(k) profit sharing plan. Upon approval from the Internal Revenue Service, the remaining assets of the defined benefit pension plan which were in excess of future benefit obligations were allocated to participants by increasing accrued pension benefits before plan termination. All assets were transferred to the 401(k) profit sharing plan.

                                PERFORMANCE GRAPH

        Below is a graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System, and an index for financial institutions with total assets less than $500 million compiled by SNL Securities for the five-year period ended December 31, 1997.

        The Board of Directors recognize that the market price of stock is influenced by many factors, only one of which is performance. The stock price performance shown on the graph is not necessarily indicative of future performance.



                      RETURNS ASSUME DIVIDEND REINVESTMENT
                           INDEXED TO $100 AT L2/31/91


                                                                     Period Ending
                                         --------------------------------------------------------------------------
Index                                    12/31/92     12/31/93     12/31/94     12/31/95     12/31/96      12/31/97
-------------------------------------------------------------------------------------------------------------------
Farmers & Merchants Bancorp, Inc.         100.00        140.71       164.43       166.91       215.67       278.95
NASDAQ Total Return                       100.00        116.38       133.59       130.59       184.67       227.16
SNL < $500M Bank Index                    100.00        132.05       172.41       185.43       253.67       326.50

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

        Directors and principal officers of the bank subsidiary and their associates were customers of, and had transactions with, the bank subsidiary in the ordinary course of business during the year 1997. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features. The maximum aggregate amount of loans to directors and principal officers of the bank subsidiary during 1997 was in the amount of $14.4 million. This maximum amount occurred in June, 1997. The December 31, 1997 balance of director and principal officer loans in the aggregate of $6.1 million amounts to 16.2% of the equity capital of the bank subsidiary at that date. As of the date hereof, all of such loans were performing loans.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors intends to reappoint the firm of Krouse, Kern & Co., Inc., independent certified public accountants, to be auditors of the Corporation and its subsidiaries for the calendar year ending December 31, 1998, and recommends to shareholders that they vote for ratification of that appointment. Krouse, Kern & Co., Inc., served as auditors of the Corporation and its subsidiaries for the year 1997. Although it is not required to do so, the Board of Directors is submitting the appointment of Krouse, Kern & Co., Inc., for ratification by shareholders in order to ascertain the views of the shareholders. If such appointment is not ratified, the Board will consider, but not necessarily select other auditors.

        Representatives of Krouse, Kern & Co., Inc., will be present at the shareholders' meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions. The Corporation has been advised by Krouse, Kern & Co., Inc., that no member of that firm has any financial interest, either direct or indirect, in the Corporation or its subsidiaries, other than as a depositor, and it has no connections with the Corporation or its subsidiaries in any capacity other than that of public accountants.


MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE RETENTION OF KROUSE, KERN & CO., INC.


                PROPOSALS OF SHAREHOLDERS FOR NEXT ANNUAL MEETING

        Proposals of shareholders intended to be presented at the 1999 Annual Shareholders' Meeting must be received at the Corporation's offices at 307-11 North Defiance Street, Archbold, Ohio 43502, prior to December 1, 1998 for inclusion in the proxy statement and form of proxy.


                                  OTHER MATTERS

        The Board of Directors does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

        The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Corporation.

        In addition to the solicitation of proxies by use of the mails, the Corporation will utilize the services of some of its officers as well as regular employees of the bank subsidiary (who will receive no compensation therefor in addition to their regular salaries as paid by the bank subsidiary) to solicit proxies personally and by telephone. The Corporation will request banks and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

        A copy of the Corporation's Annual Report to Shareholders for the year ended December 31, 1997 is enclosed. A copy of the Corporation's Annual Report on Form 10-K for such year, with exhibits, as filed with the Securities and Exchange Commission ("1997 10-K"), is available to any shareholder free of charge. Shareholders desiring a copy of the 1997 10-K should address written requests to Mr. Joe E. Crossgrove, Executive Vice President of Farmers & Merchants Bancorp, Inc., 307-11 North Defiance Street, Archbold, Ohio 43502, and are asked to mark "1997 10-K Request" on the outside of the envelope containing the request.

                                             By Order of the Board of Directors

                                                  /s/ Carol J. England
                                             ----------------------------------
                                                      Carol J. England
                                                          Secretary



Archbold, Ohio
March 6, 1998

                                      PROXY

                        FARMERS & MERCHANTS BANCORP, INC.
                                 ARCHBOLD, OHIO

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE, BY OBTAINING THE PROXY FROM THE SECRETARY, WHO WILL GIVE YOU THE PROXY UPON ORAL OR WRITTEN REQUEST.


        The undersigned hereby appoints Charles Lugbill and Eugene Bernath or any one or more of them, the attorneys and proxies of the undersigned, with power of substitution to act with respect to all shares of the Capital Stock of Farmers & Merchants Bancorp, Inc. registered in the name of the undersigned, with all powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Farmers & Merchants Bancorp, Inc. to be held in the Founders Hall at Sauder Farm and Craft Village, State Route 2, Archbold, Ohio, on Saturday, April 4, 1998, at 1:00 P.M., EST, and at any adjournments thereof, and to vote as follows:

1. Fixing the number of Directors to be elected at 15 and the election of the 15 nominees namely: Eugene Bernath, Jerry L. Boyers, Joe E. Crossgrove, Robert Frey, Lee Graffice, Jack Johnson, Charles Lugbill, Dean Miller, Dale L. Nafziger, Harold Plassman, James Provost, James Saneholtz, Maynard Sauder, Merle Short, and Steven J. Wyse.

                         For                                 Withhold Authority
        -----------------                   -----------------

        IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY NOMINEE, PLEASE DRAW A LINE THROUGH THE NOMINEE'S NAME.

2. To ratify the appointment of Krouse, Kern & Co., Inc., as independent auditors of the Corporation and its subsidiaries for the calendar year ending December 31, 1998.

3. To transact any and all other business as may properly come before the meeting or any adjournments thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS LISTED ABOVE UNLESS INDICATED TO THE CONTRARY. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF SAID MEETING.

        The majority of said attorneys and proxies at said meeting and adjournments thereof, (or if only one be present, then that one), shall have and may exercise all of the powers of said attorneys and proxies.


                                                 DATED                 , 1998
                                                       ----------------

                                                 ------------------------------

                                                 ------------------------------

        (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, sign the full corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof.)

        Please sign and date the Proxy and return it in the enclosed envelope.